Copies of any material amendments to the registrant’s charter:

Third Amended and Restated Declaration of Trust effective May 1, 2006.
Incorporated herein by reference to Post-Effective Amendment No. 23 to the
Registrant’s registration statement on Form N-1A filed on April 28, 2006
(Accession Number 0001193125-06-092692).

Fourth Amended and Restated Declaration of Trust effective May 18, 2006.
Incorporated herein by reference to Post-Effective Amendment No. 24 to the
Registant’s Registration Statement on Form N-1A filed on June 1, 2006
(Accession Number 0001193125-06-122815)

Copies of any material amendments to the registrant’s by-laws:

Amendment effective May 18, 2006 to the By-Laws as revised February 16, 2000.
Incorporated herein by reference to Post-Effective Amendment No. 24 to the
Registrant’s Registration Statement on Form N-1A filed on June 1, 2006
(Accession Number 0001193125-06-122815).

Sub-Item 77Q1(e)

New advisory agreement

Amended and Restated Investment Advisory Agreement dated
May 1, 2006 by and between JPMorgan Insurance Trust and
JPMorgan Investment Advisors Inc.  Incorporated herein by
reference to Post-Effective Amendment No. 25 to the
Registrant’s Registration Statement on Form N-1A filed
on August 15, 2006 (Accession Number 0001193125-06-174064).